As filed with the Securities and Exchange Commission
 on May 31, 2001                              Registration No. 333-_____


                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C. 20549

                              FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                          THERMFREEZE, INC.
                          -----------------
        (Exact name of Registrant as specified in its charter)

          DELAWARE                          95-452-0761
         -----------                       -------------
      State of                            (I.R.S. Employer
    corporation)                        Identification Number)

         4430 Haskell Avenue, Encino, CA 91436
          ------------------------------------
(Address of principal executive office)(City, State Zip Code)

     ThermaFreeze 2001 Non-Qualified Stock Option Plan
                  (Full title of the Plan)

                         JOSEPH MURRAY
                           PRESIDENT
                        THERMAFREEZE, INC.
                        4430 HASKELL AVENUE
                      ENCINO, CALIFORNIA 91436
                          (818) 784-2445

                          WITH A COPY TO:
                      Frank A. Norris, Jr., Esq.
                           P.O. Box 1212
                         Syosset NY 11791
                          (516)641 5050

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
Title of                     Proposed Maximum   Proposed Maximum Amount of
Securities      Amount to be    Offering Price    Aggregate    Registration
to be Registered Registered      Per Share*      Offering Price*   Fee
------------------------------------------------------------------------

Common Stock
($.001 par value)  6,410,256 Shares  $0.13          $833,333       $290
---------------------------------------------------------------------------
*Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933, based upon the average of the bid and the asked prices of the Common Stock as reported on Nasdaq Bulletin Board on May 30,2001.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information*

------------------------------

* Information required by Part I to be contained in section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under Securities Act of 1933 and Note to Part I of Form S-8

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Certain Documents by Reference

The following documents, which are filed by ThermaFreeze, Inc. with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

(1) The Registrant's latest Form 10KSB filed for the fiscal year end, December 31, 2000 (Commission File No. 0-30069).

(2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

(3) The description of the Company's common stock contained in the Registration Statement filed March 23, 2000 with the Commission under the Exchange Act, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

(4) Any document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereby have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


Item 6. Indemnification of Directors and Officers

Pursuant to Section 102(b)(7) of the General Corporation Law (the "GCL") of the State of Delaware, the state of incorporation of the Company, the Certificate of Incorporation of the Company, as amended ("the Certificate of Incorporation"), eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach or duty of loyalty, actions not in good faith and certain other liabilities.

The Certificate of Incorporation of the Company provides for the indemnification of directors and officers to the fullest extent permitted by the GCL. Section 145 of the GCL of the State of Delaware authorizes Indemnification by a corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets, these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith.

If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

The Company has entered into employment agreements with certain officers, which may cover certain liabilities of such individuals to the Company.

The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities and Exchange Act of 1933.

Experts

The consolidated financial statements of the Company appearing in the Company's Annual Report (form 10KSB) for the year ended December 31, 2000 have been audited by Brad Beckstead, an independent public accountant, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern discussed in the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Brad Beckstead pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 8. Exhibits

4.1  Consulting Agreement & Non-Qualified Stock Option Plan
4.2  Specimen Share Certificate (1)
4.3  Certificate of Incorporation, as amended to date (except
Certificate of Amendment of Certificate of Incorporation filed February 6, 2001) and By-laws (2); and, Certificate of Amendment of Certificate of Incorporation filed February 6, 2001.

5.1  Opinion of Frank Norris, Jr. regarding the securities registered hereunder.
23.1 Consent of Independent Accountant
23.2 Consent of Frank A. Norris, Jr. (included as part of Exhibit 5.1)
---------------------
(1) Incorporated by reference to the Company's Registration Statement Form 10-SB filed on March 23, 2000.
(2)..Incorporated by reference to the Company's Registration Statement Form 10-SB filed on March 23, 2000.

Item 9.  Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities, at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, California, on May 31, 2001.


THERMAFREEZE, INC.
-----------------
(Registrant)


/s/ Thomas Pryor
-----------------
THOMAS PRYOR
CFO & Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Galen Loven            Chairman of the Board         May 31, 2001
-----------------

/s/ Joseph Murray          President & Director          May 31, 2001
-----------------

/s/ Thomas Pryor           CFO & Director                May 31, 2001
-----------------

INDEX TO EXHIBITS

4.1  Consulting Agreement & Non-Qualified Stock Option Plan -- Page  9
4.2  Specimen Share Certificate (1) -------------------------- Page 17
4.3  Certificate of Incorporation, as amended to date
      (except Certificate of Amendment of Certificate of
      Incorporation filed February 6, 2001) and By-laws (2);
      and, Certificate of Amendment of Certificate of Incorporation filed February 6, 2001. ------------------- Page 17

5.1 Opinion of Frank Norris, Jr. regarding the securities registered hereunder.------------------------- Page 19

23.1 Consent of Independent Accountant ------------------------ Page 20
23.2 Consent of Frank Norris, Jr., Esq.
        (included as part of Exhibit 5.1)---------------------- Page 20



---------------------
(1)Incorporated by reference to the Company's Registration Statement Form 10-SB filed on March 23, 2000.
(2)Incorporated by reference to the Company's Registration Statement Form 10-SB filed on March 23, 2000.

EXHIBIT 4.1
-----------

CONSULTING AND MARKETING LICENSE AGREEMENT

THIS CONSULTING AND MARKETING LICENSE AGREEMENT (this "Agreement") is between Mark Neuhaus and or assigns (the "Consultant") and the other party named on the signature page to this Agreement (the "Company"). Each of the Consultant and the Company are also referred to in this agreement as the "Parties."

WHEREAS, the Company intends to develop a market for the Company's products and services offered from time to time by the Company (the "Products and Services") for potential customers of the Products and Services who are racing car enthusiasts; and

WHEREAS, the Consultant is a professional race car driver with name recognition in the racing car industry; and

WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Products and Services; and

WHEREAS, in connection with the services to be provided by the Consultant pursuant to this Agreement, the Company desires to grant the Consultant a non-exclusive license for the limited use of the Company's tradename, trademark or logo, or any other tradename, trademark or logo of the Company, as may be agreed upon by the Parties (the "Licensed Trademarks").

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

1. Scope of Services. The Company hereby retains the Consultant to promote and develop a market for the Products and Services. The
Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Products and Services.

2. Term. This Agreement shall become effective as of the date set forth on the signature page of this Agreement, and shall continue for a period of one (1) year (the "Term"). Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telecopier number last provided by the Consultant to the Company. "Cause" shall be determined solely as to the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

3. Grant of Non-exclusive License. Subject to the terms of this Agreement, the Company hereby grants to the Consultant, and the Consultant hereby accepts, the non-exclusive license to use the Licensed Trademarks on the Consultant's racing cars, and on the Consultants racing equipment and clothing, which shall be owned by the Consultant and shall be operated by the Consultant in professional racing car competitions at the sole discretion of the Consultant. The Company shall supply all camera ready artwork either on disc or via e-mail.

(a) During the Term of this Agreement the Consultant shall not negotiate or enter into any license, sub-license agreement or sub-contract or similar agreement with any third parties in respect of the Licensed Trademarks, or any right or interest granted by the Company to the Consultant pursuant to this Agreement, and the Consultant shall further refrain from directly or indirectly, on his own behalf, licensing, sub-licensing or sub-contracting the Licensed Trademarks, or other right or interest granted by the Company to the Consultant to such third parties other than the operating company that manages the race cars without the Company's prior written consent.

(b) No license or right is granted by the Company to the Consultant, either expressly or by implication, under any licenses or rights owned or controlled by the Company, except as expressly set forth in this Agreement.

(c) The license granted pursuant to this Agreement shall expire simultaneously with the Term of this Agreement, and shall be revocable at will by the Company upon written notice to the Consultant, and the Consultant shall immediately refrain from the use of any rights granted by the Company to the Consultant with respect to this license upon receipt of such written notice.

4. Compensation; Grant of Stock Option. In consideration for the services to be provided by the Consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant upon the execution of this Agreement a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of the Company's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon execution of this Agreement, at an exercise price as set forth below:

Number of Shares or Total Dollar Amount:
$2,000,000

Exercise Price or Percentage per Share (in US$):
30 day trailing low

The terms of the Option shall otherwise be set forth in a Non-Qualified Stock Option Agreement between the Company and the Consultant, substantially in the form attached as Exhibit A to this Agreement. The Company agrees to register the Shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available), pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement.

5. Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

6. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

7.    Miscellaneous.

(a) Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

(b) Governing Law. This Agreement shall be construed under the internal laws of the State of California, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California, or New York City, New York to be mutually agreed upon by both parties.

(c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonably withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

(d) Indemnification. The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.


Date: 5/30/01

Consultant:

/s/ Mark Neuhaus
----------------
Mark Neuhaus
50 W. Liberty Street
Reno, NV 89501

Company:

THERMAFREEZE, Inc.
By: /s/ Galen Loven
-------------------
    Galen Loven
    Chairman

EXHIBIT A
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between Mark Neuhaus (the "Grantee") and the other party named on the signature page to this Agreement (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to the Company pursuant to the terms of a Consulting and Marketing License Agreement (the "Consulting Agreement") between the Company and the Grantee, of a non-qualified stock option (the "Option") to purchase the number of shares of the Company's common stock (the "Common Stock") specified in paragraph 1 of this Agreement, at the price specified in paragraph 1 of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

1. Number of Shares; Exercise Price. Pursuant to action taken by the Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, an option ("Option") to purchase the number of common shares ("Option Shares") of Common Stock set forth below, at the exercise price set forth below:

Number of Shares or Total Dollar amount:
$2,000,000

Exercise Price or Percentage per Share (in US$):
30 day trailing low

2. Term. The Option and this Agreement shall expire ten (10) years from the date of this Agreement.

3. Shares Subject To Exercise. The Option shall be immediately exercisable and shall remain exercisable for the entire Term specified in Paragraph 2 of this Agreement.

4. Method and Time of Exercise. The Option may be exercised in whole or from time to time in part by written notice delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check or wire to the Company in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise. Not less than one hundred (100) Option Shares may be purchased upon exercise of the Option at any one time unless the number of Option Shares for which exercise of the Option is being made is all of the Option Shares then issuable upon exercise of the Option. Only whole shares shall be issued upon exercise of the Option.
                                    -13-

5. Tax Withholding. As a condition to exercise of the options Grantee shall be liable to pay all applicable federal, state and local taxes.

6.   Exercise Following Termination of Consulting Agreement.  The
Option shall not terminate as a result of the termination of Grantee's services as a consultant to the Company pursuant to the Consulting Agreement.

7. Transferability. The Option and this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and with consent of the Company.

8. Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued form time to time upon exercise of the Option until the earlier of: (1) the date of issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Option and (2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses
(1) and (2) of this paragraph.

9. Restrictions on Transfer. The Grantee represents and agrees that, upon the Grantee's exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

10. Shares Qualified for Listing. Company represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without limitation, the NASDAQ Bulletin Board, and for trading with the California Department of Corporations or such other applicable jurisdictions.

11. Registration Rights. Upon signing this Agreement, the Company shall immediately, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

12. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on file with the Company, or to such other address and facsimile number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

13. Adjustments. If there is any change in the capitalization of the Company after the date of this Agreement affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 14 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and this Agreement.

14. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option grated hereunder shall terminate, provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.
                              -15-

15.  Miscellaneous.

(a) Entire Agreement. This Agreement and the Consulting Agreement contain the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.
(b) Governing Law. This Agreement shall be construed under the internal laws of the State of California, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California or New York City, New York to be mutually agreed upon by both parties.

(c) Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

(d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.



IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.

Date: 5/30/01

Optionee

/s/ Mark Neuhaus
----------------
Mark Neuhaus
50 W. Liberty Street
Reno, NV 89501

Company:
THERMAFREEZE, Inc.
By: /s/ Galen Loven
-------------------
    Galen Loven
    Chairman

EXHIBIT 4.2
-----------

Specimen Stock Certificate is incorporated by reference to the Company's Registration Statement Form 10-SB filed on March 23, 2000.


EXHIBIT 4.3
------------

Certificate of Incorporation, as amended to date(except Certificate of Amendment of Certificate of Incorporation filed February 6, 2001) and By-laws is incorporated by reference to the Company's Registration Statement Form 10-SB filed on March 23, 2000.

Following is Certificate of Amendment of Certificate of Incorporation filed February 6, 2001.

                            STATE OF DELAWARE
                       CERTIFICATE OF AMENDMENT
                    OF CERTIFICATE OF INCORPORATION

ThermaFreeze, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of ThermaFreeze, Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "four (4)" so that, as amended, said Article shall be and read as follows:

"The total number of shares of stock which this corporation is authorized to issue is:

-  300,000,000 Shares of Common Stock at $.001 Par Value
-  10,000,000 Shares of Preferred Stock at $.001 Par Value

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by THOMAS PRYOR, an Authorized Officer, this 11th day of May, 1999.

By:  s/s Thos Pryor, CFO
------------------------
Authorized Officer
THOMAS PRYOR
Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Filed 02:00 PM 02/07/2001
010062536-2503280

EXHIBIT 5.1
-----------
OPINION OF FRANK A. NORRIS, Jr., ESQ.

                              FRANK A. NORRIS, JR.
                                Attorney-at-Law
                                  P.O. BOX 1212
                             SYOSSET, NEW YORK 11791
                                 (516) 641-5050

May 31, 2001

ThermaFreeze, Inc.
4430 Haskell Avenue
Encino, CA 91436

Re:  Registration Statement on Form S-8


Gentlemen:


The undersigned has acted as special counsel to ThermaFreeze, Inc., (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the Registration Statement"), relating to 6,410,256 shares of the Company's common stock, $.001 par value (the "Common Stock"), issuable under the Company's Non-Qualified Stock Option Plan (the "Plan").

I have examined originals or copies, certified or otherwise, identified to my satisfaction, of the Plan and of such other documents, corporate records and other instruments as I have deemed necessary or advisable for purposes of this opinion.

Based upon the foregoing examination, I am of the opinion that the shares of Common Stock issuable pursuant to the Plan are duly authorized, and when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references therein

The undersigned is a member in good standing of the Bar of the Commonwealth of Pennsylvania and opines solely on the federal securities issues presented.


Very truly yours,


/s/ Frank A. Norris Jr.
----------------------
Frank A. Norris, Jr.

EXHIBIT 23.1
------------

                         Consent of Independent Accountant

G. BRAD BECKSTEAD
---------------------------
CERTIFIED PUBLIC ACCOUNTANT


330 E. Warm Springs Rd.
Las Vegas, NV 89119
702.528.1984
425.928.2877 efax



May 31, 2001

To the Board of Directors
ThermaFreeze, Inc.

I hereby consent to the reference to my firm, G. Brad Beckstead, CPA, in the Registration Statement on Form S-8 for the registration of 6,410,256 shares of ThermaFreeze, Inc. $0.001 par value common stock pursuant to the Neuhaus Consulting Agreement and Non-Qualified Stock Option Plan, and to the incorporation by reference therein of my report relating to the financial statements which appear in the Annual Report on Form 10-KSB for the year ended December 31, 2000.


/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA





EXHIBIT 23.2

Consent of Frank Norris, Esq. (Please refer to Opinion Letter of Frank
A. Norris, Jr., Esq., Exhibit 5.1, Consent Incorporated)